UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 27, 2008

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

(Former name or former address, if changed since last report)

Item 5.02: Election/Appointment of Director

On February 27, 2008, Multiband Corporation, through a unanimous vote of its board of directors, appointed Bernard Schafer to its board of directors to serve until the next regularly scheduled annual meeting of shareholders. Mr. Schafer was also appointed to the company’s nominating committee.

Mr. Schafer is currently a director of DirecTECH Holding Co, Inc. (DTHC) He graduated from Central Michigan University with a business degree.  He worked in the retail field as a salesman then site manager.  In 1982 he purchased a percentage of Michigan Microtech, currently a DirecTV fulfillment provider.  Mr. Schafer helped oversee Microtech’s merger with DTHC in 2005 and the growth of Directech to new regions.  Mr. Schafer has been involved in all aspects of the satellite television business, with most of his 26 years in operations.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	Multiband Corporation

	By	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer